EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related prospectus of Top Image Systems Ltd. of our report dated March 31, 2011 with respect to the consolidated financial statements of Top Image Systems Ltd., included in its Annual Report (Form 20-F), for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer
Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
July 13, 2011	A member of Ernst & Young Global